Exhibit 99.1

Battalion Oil in Compliance with
NYSE American Listing Standards

February 9, 2024 | Source: Battalion Oil Corporation

Houston, Texas, Feb. 9, 2024 (GLOBE NEWSWIRE) –

Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today announced that on February 8, 2024, it received a notice letter on behalf of the NYSE American LLC acknowledging that, because the Company held its 2023 Annual Meeting on February 7, 2024, the Company is in compliance with its continued listing standards set forth in Section 704 of the Company Guide.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

BATTALION OIL CORPORATION
Matthew B. Steele
Chief Executive Officer
832-538-0300 | www.battalionoil.com